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                                                                   EXHIBIT 10.06














                                  ALUMAX INC.

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                 NON-EMPLOYEE DIRECTORS STOCK COMPENSATION PLAN
                         AS AMENDED ON OCTOBER 3, 1996

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                                  ALUMAX INC.

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                 NON-EMPLOYEE DIRECTORS STOCK COMPENSATION PLAN
                         AS AMENDED ON OCTOBER 3, 1996

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
                                                               Page
                                                               ----

1.   Purpose ................................................    1

2.   Definitions ............................................    1

3.   Administration .........................................    4

4.   Eligibility ............................................    4

5.   Stock Grants ...........................................    4

6.   Deferral of Stock Grants ...............................    4

7.   Stock Options ..........................................    6

8.   Amendment and Termination ..............................    7

9.   Adjustments for Changes in Capitalization ..............    7

10.  Regulatory Compliance ..................................    8

11.  Miscellaneous ..........................................    8




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                 NON-EMPLOYEE DIRECTORS STOCK COMPENSATION PLAN



     1. Purpose. The purpose of this Non-Employee Directors' Stock Compensation Plan is to provide certain incentives and compensation to Eligible Board Members of Alumax Inc. and to encourage the highest level of director performance by providing such Eligible Board Members with a proprietary interest in the Company by granting them shares of the Company's Common Stock, $.01 par value, and options to purchase such stock.

     2. Definitions. The following terms shall have the meanings specified below.

     (a) "Beneficial Owner", with respect to any securities, shall mean any person who, directly or indirectly, has or shares the right to vote or dispose of such securities or otherwise has "beneficial ownership" of such securities (within the meaning of Rule 13d-3 and Rule 13d-5 (as such Rules are in effect on the effective date of the Plan) under the Exchange Act, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that (i) a person shall not be deemed the Beneficial Owner of any security as a result of any agreement, arrangement or understanding to vote such security (A) arising solely from a revocable proxy or consent solicited pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the rules and regulations thereunder or (B) made in connection with, or otherwise to participate in, a proxy or consent solicitation made, or to be made, pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the rules and regulations thereunder, in either case described in clause (A) or clause (B) above whether or not such agreement, arrangement or understanding is also then reportable by such person on Schedule 13D under the Exchange Act (or any comparable or successor report), and (ii) a person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of any securities acquired through such person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

     (b) "Beneficiary" shall mean the person or persons (including, without limitation, any trustee) last designated by a Participant to receive the benefits specified hereunder in the event of the Participant's death, or if there is no designated Beneficiary or surviving Beneficiary, the Participant's estate.

     (c)  "Board" shall mean the Company's Board of Directors.

     (d) "Change in Control" shall mean the occurrence of any of the following events:

     (i) any person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company's then-outstanding securities (a "20% Beneficial Owner"); provided, however, that (a) the term "20% Beneficial Owner" shall not include any Beneficial Owner who has crossed such 20 percent threshold solely as a result of an acquisition of securities directly from the Company, or solely as a result of an acquisition by the Company of Company securities, until such time thereafter as such person acquires additional voting securities other than directly from the Company and, after giving effect to such acquisition, such person would constitute a 20% Beneficial Owner; and (b) with respect to any person eligible to file a Schedule 13G pursuant to Rule 13d-1(b)(1) under the Exchange Act with respect to

     Company securities (an "Institutional Investor"), there shall be excluded from the number of securities deemed to be beneficially owned by such person a number of securities representing not more than 10 percent of the combined voting power of the Company's then-outstanding securities;

     (ii) during any period of two consecutive years beginning after the Stock first became registered under Section 12 of the Exchange Act, individuals who at the beginning of such period constitute the Board together with those individuals who first became Directors during such period (other than by reason of an agreement with the Company in settlement of a proxy contest for the election of directors) and whose election or nomination for election to the Board was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved (the "Continuing Directors"), cease for any reason to constitute a majority of the Board;

     (iii) the stockholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company, or a reverse stock split of any class of voting securities of the Company, or the consummation of any such transaction if stockholder approval is not obtained, other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the Company or the surviving entity outstanding immediately after such transaction being beneficially owned by persons who together owned at least 75% of the combined voting power of the voting securities of the Company outstanding immediately prior to such transaction, with the relative voting power of each such continuing holder compared to the voting power of each other continuing holder not substantially altered as a result of the transaction; provided that, for purposes of this paragraph (iii), such continuity of ownership (and preservation of relative voting power) shall be deemed to be satisfied if the failure to meet such 75% threshold (or to preserve such relative voting power) is due solely to the acquisition of voting securities by an employee benefit plan of the Company or such surviving entity or of any subsidiary of the Company or such surviving entity; or

     (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition of all or substantially all the assets of the Company;

     provided, however, that a Change in Control shall not be deemed to have occurred if one of the following exceptions applies:

     (1) None of the foregoing conditions would have been satisfied but for one or more of the following persons acquiring or otherwise becoming the Beneficial Owner of securities of the Company: (A) any person who has entered into a binding agreement with the Company, which agreement has been approved by two-thirds (2/3) of the Continuing Directors, limiting the acquisition of additional voting securities by such person, the solicitation of proxies by such person or proposals by such person concerning a business combination with the Company (a "Standstill Agreement"); (B) any employee benefit plan, or trustee or other fiduciary thereof, maintained by the Company or any subsidiary of the Company; (C) any subsidiary of the Company; or (D) the Company.


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


     (2) None of the foregoing conditions would have been satisfied but for the acquisition by the Company of another entity (whether by merger or consolidation, the acquisition of stock or assets, or otherwise) in exchange, in whole or in part, for securities of the Company, provided that, immediately following such acquisition, the Continuing Directors constitute a majority of the Board, or a majority of the board of directors of any other surviving entity, and, in either case, no agreement, arrangement or understanding exists at that time which would cause such Continuing Directors to cease thereafter to constitute a majority of the Board or of such other board of directors.

     Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred with respect to a particular Participant if the Change in Control results from actions or events in which such Participant is a participant in a capacity other than solely as an officer, employee or director of the Company.

     (e) "Change in Control Stock Value" shall mean the value of a share of Stock determined as follows:

     (i)  if the Change in Control results from an event described in clause
     (iii) of the Change in Control definition, the highest per share price paid for shares of Stock of the Company in the transaction resulting in the Change in Control;

     (ii)  if the Change in Control results from an event described in clauses
     (i), (ii) or (v) of the Change in Control definition and no event described in clauses (iii) or (iv) of the Change in Control definition has occurred in connection with such Change in Control, the highest sale price of a share of Stock on any trading day during the sixty (60) consecutive trading days immediately preceding and following the date of such Change in Control as reported on the New York Stock Exchange Composite Tape and published in the Wall Street Journal; or

     (iii)  if the Change in Control results from an event described in clause
     (iv) of the Change in Control definition, the price per share for which shares of Stock are redeemed or exchanged by their holders in the transaction described in such clause (iv).

     (f) "Committee" shall mean the Human Resources and Compensation Committee of the Board of Directors of the Company, or such other Board committee as may be designated by the Board to administer the Plan.

     (g) "Company" shall mean Alumax Inc., a Delaware corporation, or any successor corporation.

     (h) "Deferred Stock Account" shall mean the account maintained by the Company for each Participant in accordance with Section 6 hereof.

     (i) "Eligible Board Member" shall mean a member of the Board who is not an employee of the Company or its subsidiaries or affiliates.

     (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

     (k) "Fair Market Value" shall mean the fair market value of Stock, awards, or other property determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any given date shall mean the closing sale price of Stock reported on the Composite Tape for securities listed on the New York Stock Exchange in the Wall Street Journal for such date, or, if no Stock was traded on that date, on the next preceding day on which there was such a trade.

     (l) "Participant" shall mean the holder of a Stock Option or a person for whom a Deferred Stock Account has been established.

     (m)  "Plan" shall mean this Non-Employee Directors Stock Compensation Plan.

     (n) "Retirement" shall mean termination of service on the Board on or after a Board member's attainment of age [70].

     (o)  "Stock" shall mean the Company's Common Stock, $.01 par value.

     (p) "Stock Option" shall mean an option to purchase Stock granted pursuant to Section 7 hereof.

     3. Administration. The Committee shall have authority to interpret the Plan; to adopt, amend, and rescind administrative regulations to further the purposes of the Plan; to maintain or cause to be maintained all necessary records for administration of the Plan; and to take any other action necessary for the proper operation of the plan. However, the Committee shall have no discretion to vary the amount or terms of awards granted under the Plan except as provided in Section 9.

     4. Eligibility. To be eligible to receive an award under the Plan, a person must be an Eligible Board Member on the date of such award.

     5. Stock Grants. Each Eligible Board Member shall be granted 850 shares of Stock on February 1 of each year. Stock granted under this Section 5 shall be fully vested and, subject to any restrictions imposed pursuant to Section 10, freely transferable.

     6. Deferral of Stock Grants. An Eligible Board Member may elect to defer the delivery of Stock scheduled to be delivered on any February 1 by filing a deferral election pursuant to this Section 6.

     (a)  Deferral Election.   To defer a Stock grant for any year, an Eligible
Board Member must file a written deferral election with the Company no later than the July 31 immediately preceding the February 1 on which the Stock is otherwise scheduled to be delivered. Notwithstanding the foregoing, a person who first becomes an Eligible Board Member after July 31 may file a deferral election within 30 days after the date such person becomes an Eligible Board Member. The

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

deferral election shall state the number of shares of stock that the Eligible Board Member elects to defer and the time when he or she desires distribution of his or her Deferred Stock Account. An election to defer delivery of Stock may be revoked or changed for future years if such revocation or change is made by the July 31 preceding the date of the applicable Stock grant.

     (b) Designation of Beneficiary. Upon forms provided by the Committee, each Participant shall designate the Beneficiary or Beneficiaries to receive the amounts distributable in the event of such Participant's death. A Participant may from time to time change the designated Beneficiary or Beneficiaries, without the consent of such Beneficiary or Beneficiaries, by filing a new designation in writing with the Committee. The Company and the Committee may rely upon the Beneficiary designation last filed in accordance with the terms of the Plan.

     (c) Credits to Account. Shares subject to a Participant's deferral election shall be credited as deferred shares to a Deferred Stock Account maintained by the Company for the benefit of the Participant. Whenever dividends are paid with respect to shares of Stock, each Participant's Deferred Stock Account shall be credited with additional shares of deferred stock (including fractions) equal in value to the amount of the dividend paid on a single share of Stock multiplied by the number of deferred shares (including fractions) credited to the Participant's Deferred Stock Account as of the record date for dividend purposes. For purposes of crediting dividends, the value of Stock shall be determined as of the day dividends are actually paid on Stock, using the closing market price of the Stock on the Composite Tape of the New York Stock Exchange for that date. If the Composite Tape is not operating on such date, or Stock is not traded there on such date, the value shall be computed using the closing price on the next preceding business day on which such Stock was traded thereon. The interest of a Participant in amounts credited to his Deferred Stock Account shall be fully vested and nonforfeitable at all times.

     (d) Time of Distribution. A Participant may elect to have the balance of his Deferred Stock Account distributed to him (i) as soon as reasonably possible after the Participant ceases to be a member of the Board, or (ii) on the January 1 over a specified number of years after the Participant ceases to be a member of the Board. Such an election shall be made on the deferral election filed pursuant to Section 6(a) and shall be irrevocable once made. However, a Participant may elect a different distribution date for Stock deferred in subsequent years by filing a change of deferral election as provided in Section 6(a).

     (e) Payment Upon Death. Notwithstanding any election under Section 6(d), if a Participant dies prior to distribution of his Deferred Stock Account, the balance of the credit of the Participant's Deferred Stock Account as of the date of death shall be paid, as soon as reasonably possible thereafter, to the Participant's Beneficiary.

     (f) Methods of Payment. All distributions under the Plan shall be in the form of shares of Stock based on the number of whole shares of deferred stock credited to the Participant's Deferred Stock Account on the date as of which the distribution occurs and a cash payment for any fraction of a share.

     (g) Change in Control. Notwithstanding any provision of the Plan to the contrary, in the event of a Change in Control, all shares of deferred stock credited to a Participant's Deferred Stock Account shall be converted into cash in an amount equal to the product of (i) the Change in Control

Stock Value, multiplied by (ii) the number of shares of deferred stock that have been credited to the Participant's Deferred Stock Account as of the date of the Change in Control. The amount of cash resulting from the foregoing conversion of shares of deferred stock in a Participant's Deferred Stock Account shall, at the election of the Participant made in a manner approved by the Committee, be credited to a bookkeeping account for such Participant or paid out in a lump sum no later than fifteen (15) days after the date of the Change in Control. If cash is credited to an account under the preceding sentence, income shall be credited thereto from the date of the Change in Control to the date of distribution at the base rate of Citibank, N.A., as in effect from time to time during such period.

     (h) Annual Reports. The Committee shall furnish each Participant with an annual report indicating the number of shares of deferred stock credited to his Deferred Stock Account as of the end of the preceding calendar year.

     7. Stock Options. Each Eligible Board Member on December 1, 1993 shall be granted a Stock Option to purchase 10,000 shares of Stock. Each person who becomes an Eligible Board Member after such date shall be granted, on the first Thursday in December after his election as an Eligible Board Member (and provided he continues to be an Eligible Board Member on such date), a Stock Option to purchase 10,000 shares of Stock. Stock Options granted under this
Section 7 shall be non-qualified Stock Options and shall have the following terms and conditions:

     (a) Exercise Price. The exercise price per share of Stock purchasable under the Stock Option shall be the Fair Market Value of the Stock on the date the Stock Option is granted.

     (b) Option Term. The term of the Stock Option shall be ten years, subject to earlier termination in the event of the optionee's death or termination of service as an Eligible Board Member, as set forth below.

     (c) Exercisability. Each Stock Option shall become exercisable with respect to 3333 shares of Stock on the first anniversary of the date of grant, an additional 3333 shares of Stock on the second anniversary of the date of grant, and the remainder of the shares subject to the Stock Option on the third anniversary of the date of grant, provided that the optionee is a member of the Board on such date. Notwithstanding the preceding sentence, in the event of a Change in Control, each Stock Option shall become fully vested and shall be exchanged for cash in the amount equal to the excess of the Change in Control Stock Value over the per share exercise price, multiplied by the number of shares subject to the Stock Option.

     (d) Method of Exercise. Each exercisable Stock Option may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment of the purchase price. Payment of the purchase price shall be made in cash (including cash equivalents), by delivery of shares of Stock already owned by the optionee for at least six months, or any combination of the foregoing. Stock delivered upon payment of the exercise price shall be valued at the Fair Market Value of the Stock on the date of exercise.

     (e) Termination of Service as Board Member. If an optionee's status as a member of the Board is terminated for any reason other than death, disability or Retirement, his Stock Option may be exercised for a number of years from the date of such termination equal to the number of full and partial years served as an Eligible Board Member or the end of the option term, whichever occurs first, and only to the extent such Stock Option was exercisable on the date of such termination.

     (f) Death of Board Member. If an optionee's status as member of the Board is terminated by reason of the optionee's death, his Stock Option shall become fully vested and may be exercised by his legal representatives only until the end of the 12-month period following the optionee's death, or the end of the option term, whichever occurs first.

     (g) Disability or Retirement of Board Member. If an optionee's status as a member of the Board is terminated by reason of the optionee's disability or Retirement, his Stock Option shall become fully vested and may be exercised throughout the remainder of the option term; provided, however, in the event of the optionee's death following termination of his status as a member of



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

the Board by reason of the optionee's disability or Retirement, his Stock Option may be exercised by his legal representatives only until the end of the 12-month period following the optionee's death, or the end of the option term, whichever occurs first.

     (h) Non-transferability. No Stock Option shall be transferable by the holder thereof other than by will or by the laws of descent and distribution. During the optionee's lifetime, his Stock Option shall be exercisable only by the optionee.

     (i) No Stockholder Rights. An optionee shall have neither rights to dividends nor other rights of a stockholder with respect to shares subject to a Stock Option until he has given written notice of exercise and has paid for such shares.

     8. Amendment and Termination. The Board may discontinue the Plan at any time or amend it from time to time. However, the Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code or the rules thereunder. Amendments may be made without shareholder approval except as required to satisfy Rule 16b-3 under the Exchange Act or other regulatory requirement. No amendment or discontinuance of the Plan shall adversely affect any Stock Option previously granted without the holder's written consent. The Company shall in no event have the power to reduce the amount already credited to a Participant's Deferred Stock Account as of the effective date of any discontinuance of the Plan nor to discontinue the crediting of earnings on such amounts subsequent to said date. In the event of a discontinuance of the Plan, the payment of a Participant's Deferred Stock Account shall continue to be made in accordance with the provisions of the Plan.

     9. Adjustments for Changes in Capitalization. In the event of any merger, reorganization, consolidation, sale of all or substantially all assets, recapitalization, Stock dividend, Stock split, spin-off, split-up, extraordinary dividend, distribution of assets or other change in corporate structure affecting the Stock, a substitution or adjustment, as may be determined to be appropriate by the Committee in its sole discretion, shall be made in the number of shares subject to outstanding Stock Options, the exercise price per share of outstanding Stock Options, the number of deferred shares credited to Deferred Stock Accounts, and the amounts to be paid to or by award holders or the Company, as the case may be, with respect to outstanding awards; provided, however, that no such adjustment shall increase the aggregate value of any outstanding award or affect any outstanding award more favorably than any other outstanding award.

     10. Regulatory Compliance. Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the Stock subject or related thereto upon any securities exchange or under any state or federal law, (ii) the consent or approval of any government regulatory body or (iii) an agreement by the recipient of an award with respect to the disposition of Stock is necessary or desirable (in connection with any requirement or interpretation of any federal or state securities law, rule or regulation) as a condition of, or in connection with, the granting of such award or the issuance, purchase or delivery of Stock thereunder, such award shall not be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

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


     11.  Miscellaneous.

     (a) No Interest in Assets. No Participant or any other person shall have any interest in any shares of Stock credited to his Deferred Stock Account or in any specific asset of the Company by reason of any amount credited to him hereunder, nor any rights to receive any distribution under the Plan except as and to the extent expressly provided in the Plan. There shall be no funding of any benefits which may become payable on account of a deferral election hereunder. No trust shall be created in connection with or by the execution or adoption of this Plan. Any benefits which become payable hereunder shall be paid from the general assets of the Company. Nothing in the Plan shall be deemed to give any person any right to participate in the Plan, except in accordance with the provisions of the Plan.

     (b) Restriction Against Assignment. The Company shall pay all amounts payable hereunder only to the person or persons designated by the Plan and not to any other person or corporation. No part of a Participant's Deferred Stock Account shall be liable for the debts, contracts, or engagements of any Participant, his Beneficiaries, or successors in interest, nor shall it be subject to execution by levy, attachment or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever.

     (c) Receipt or Release. Any payment to any Participant or his Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Committee and the Company and the Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

     (d) Payment on Behalf of Minor. In the event any amount becomes payable under the Plan to a minor or a person who, in the sole judgment of the Committee, is considered by reason of physical or mental condition to be unable to give a valid receipt therefor, the Committee may direct that such payment be made to any person found by the Committee, in its sole judgment, to have assumed the care of such minor or other person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Committee and the Company.

     (e) Forfeiture. Any payment or distribution to a Participant under the Plan which is not claimed by the Participant, Beneficiary, or other person entitled thereto within three years after becoming payable shall be forfeited and cancelled and shall remain with the Company and no other person shall have any right thereto or interest therein. The Company shall not have any duty to give notice that amounts are payable under the Plan to any person other than the Participant and the designated Beneficiary or Beneficiaries.

     (f) Withholding. The Company may deduct from the amount of all distributions under the Plan any taxes required to be withheld by the Federal or any State or local government.

     (g) Governing Law; Arbitration. This Plan shall be construed, administered and enforced according to the laws of the State of Delaware, without regard to the conflict of laws principles thereof. Any dispute or controversy arising under or in connection with this Plan shall be settled exclusively by arbitration in Atlanta, Georgia by three arbitrators in accordance with the rules of the American Arbitration Association in effect at the time of submission to arbitration. Judgment may be entered on the arbitrators' award in any court having jurisdiction. For purposes of settling any dispute or controversy arising hereunder or for the purpose of entering any judgment upon an award rendered by the arbitrators, the Company and each Participant hereby consent to the jurisdiction of any or all of the following courts: (i) the United States District Court for the Northern District of Georgia, (ii) any of the courts of the State of Georgia, or (iii) any other court having jurisdiction. The Company and each Participant hereby waive, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to such jurisdiction and any defense of inconvenient forum. The Company and each Participant hereby agree that a judgment upon an award rendered by the arbitrators may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     (h) Reimbursement of Legal Fees. All reasonable costs and expenses (including fees and disbursements of counsel) incurred by a Participant in seeking to obtain or enforce any payment, benefit or right provided under the Plan shall be paid by the Company; provided; however, that the Participant shall be required to repay any such amounts to the Company to the extent that an arbitrator or a court of competent jurisdiction issues a final, unappealable order setting forth a determination that the position taken by the Employee was frivolous or advanced in bad faith.

     (i) No Right of Continued Service. No award under this Plan shall confer upon any member of the Board any right to continued service on the Board.

     (j) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable.

     (k) Captions. Captions in this Plan are not part of the provisions hereof and shall have no force or effect.

     (l) Gender. The masculine gender as used herein includes the feminine gender.

     (m) Successors and Assigns. This Plan shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

     (n) Effective Date. The Plan shall be effective upon approval by the Company's shareholders.






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